Exhibit 4.1

MIZUHO FINANCIAL GROUP, INC.

as the Company

and

THE BANK OF NEW YORK MELLON

as Trustee

SUPPLEMENTAL INDENTURE

Dated as of July 19, 2018

to the

Senior Indenture dated as of September 13, 2016

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 19, 2018, is entered into by Mizuho Financial Group, Inc., a joint stock company (kabushiki kaisha) incorporated under the laws of Japan (the “Company”) and The Bank of New York Mellon, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company and the Trustee have entered into the Senior Indenture dated as of September 13, 2016 (the “Base Indenture”) providing for the issuance from time to time of the Company’s unsecured bonds, debentures, notes or other evidences of indebtedness. The Base Indenture, as supplemented and amended by this Supplemental Indenture, is herein referred to as the “Indenture”;

WHEREAS, the Company desires to enter into this Supplemental Indenture pursuant to Section 7.01(e) of the Base Indenture to establish the terms and forms of the Australian dollar-denominated senior notes (the “Securities”) in accordance with Sections 2.01 and 2.03 of the Base Indenture;

WHEREAS, the aggregate principal amount of the Securities which may be authenticated and delivered under the Indenture is unlimited and such Securities may be issued from time to time in one or more series; and

WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

NOW, THEREFORE, for and in consideration of the foregoing premises, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the Holders from time to time of the Securities as follows:

Section 1. Definitions. For the purpose of this Supplemental Indenture, all capitalized terms used but not defined herein shall have the meaning given to them in the Base Indenture as amended hereby.

Section 2. Forms of Securities. The forms of Securities for senior fixed rate notes and senior floating interest rate notes shall be substantially in the forms of Exhibit A and Exhibit B, respectively, to this Supplemental Indenture.

Section 3. Amendments to the Indenture. With respect to the Securities of any series, the Base Indenture is hereby supplemented and amended as follows:

(a) References to the “Paying Agent”, “Registrar” and “transfer agent” in the Base Indenture in connection with The Bank of New York Mellon acting as Paying Agent, registrar or transfer agent are hereby replaced with “paying agent appointed with respect to the Securities of such series,” “registrar appointed with respect to the Securities of such series” and “transfer agent appointed with respect to the Securities of such series,” respectively.

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(b) Subsection (a) of Section 2.12 of the Base Indenture is hereby replaced in its entirety by a new subsection (a), which shall read as follows:

“(a) In compliance with Japanese tax laws and the practices of tax authorities in Japan, in respect of any interest payment on a series of Securities issued in global or book-entry form pursuant to this Indenture or any supplemental indenture hereto, any paying agent appointed with respect to the Securities of such series shall act in accordance with the procedures and forms set out in the “Global Tax Procedures—Tax Relief Procedure for Japan,” issued as Bulletin 140716/29 by the International Capital Market Services Association (as may be amended or supplemented from time to time by notice from such association or by any successor memorandum), intended to provide for the administration of the Special Taxation Measures Act, with such changes to the procedures and/or forms as may be agreed from time to time between the Company and such paying agent (the “ICMSA Procedures”). Except as otherwise provided in this Indenture, any such paying agent shall be responsible only for performing such services as are specifically provided for in the ICMSA Procedures or such other procedures actually known by the paying agent, as applicable and as may be amended or modified and communicated to the paying agent from time to time. Any such paying agent and the Company may rely on the information provided in the Written Application for Tax Exemption (as defined below) and other documentation in the absence of actual knowledge to the contrary. If any interest payment on a series of Securities is due to be made hereunder and if and so long as payments of interest (if any) by the Company to any paying agent may be made without deduction or withholding for or on account of Japanese tax only upon receipt of certifications, the Written Application for Tax Exemption, the Interest Recipient Information, notifications or other documentation in compliance with Japanese tax law requirements (“Tax Documentation”), the relevant paying agent at the direction of the Company shall (i) collect the required Tax Documentation from the Clearing Organization (or Holders of the Securities, if definitive Securities representing such series of Securities have been issued); (ii) provide any required confirmations of information available to it; and (iii) promptly deliver such Tax Documentation so received to the Company for filing with the relevant Japanese district tax office. Any such paying agent may rely on the information provided in Tax Documentation (including where relevant, supporting documentation) in the absence of actual knowledge that such information is incorrect. Neither the Company nor the paying agent shall have any liability for any withholding of tax arising as a result of a late delivery of the required Tax Documentation or incorrectly completed Tax Documentation.”

(c) The second paragraph of subsection (c) of Section 3.04 of the Base Indenture is hereby replaced in its entirety by a new second paragraph, which shall read as follows:

“The Company will, no later than 10:00 a.m. Sydney time on each due date of the principal of or interest on the Securities of such series, deposit with the Paying Agent a sum sufficient to pay such principal or interest so becoming due, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action.”

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Section 4. Form of Agent Appointment Agreement. Whenever the Company appoints a paying agent, a transfer agent or a registrar with respect to the Securities of any series other than a person who is also acting as the Trustee of such series, it will cause such agent to execute and deliver to the Trustee an instrument substantially in the form of Exhibit C to this Supplemental Indenture in which such agent shall agree with the Company, among other things, to be bound by and observe the provisions of the Indenture and the Securities of such series.

Section 5. Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

Section 6. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 8. Binding Effect. This Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Remainder of Page Intentionally Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

MIZUHO FINANCIAL GROUP, INC.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON

By:
Name:
Title:

EXHIBIT A

[FORM OF SENIOR FIXED RATE SECURITY]

INTEREST PAYMENTS ON THIS SECURITY GENERALLY WILL BE SUBJECT TO JAPANESE WITHHOLDING TAX UNLESS IT IS ESTABLISHED THAT THIS SECURITY IS HELD BY OR FOR THE ACCOUNT OF A BENEFICIAL OWNER THAT IS (I) FOR JAPANESE TAX PURPOSES, NEITHER AN INDIVIDUAL RESIDENT OF JAPAN OR A JAPANESE CORPORATION, NOR AN INDIVIDUAL NON-RESIDENT OF JAPAN OR A NON-JAPANESE CORPORATION THAT IN EITHER CASE IS A PERSON HAVING A SPECIAL RELATIONSHIP WITH MIZUHO FINANCIAL GROUP, INC. AS DESCRIBED IN ARTICLE 6, PARAGRAPH (4) OF THE ACT ON SPECIAL MEASURES CONCERNING TAXATION OF JAPAN (ACT NO. 26 OF 1957, AS AMENDED) (THE “SPECIAL TAXATION MEASURES ACT” AND, EACH SUCH PERSON, A “SPECIALLY-RELATED PERSON OF THE COMPANY”), (II) A JAPANESE DESIGNATED FINANCIAL INSTITUTION DESCRIBED IN ARTICLE 6, PARAGRAPH (9) OF THE SPECIAL TAXATION MEASURES ACT WHICH COMPLIES WITH THE REQUIREMENT FOR TAX EXEMPTION UNDER THAT PARAGRAPH OR (III) A JAPANESE PUBLIC CORPORATION, FINANCIAL INSTITUTION OR FINANCIAL INSTRUMENTS BUSINESS OPERATOR, DESCRIBED IN ARTICLE 3-3, PARAGRAPH (6) OF THE SPECIAL TAXATION MEASURES ACT WHICH COMPLIES WITH THE REQUIREMENT FOR TAX EXEMPTION UNDER THAT PARAGRAPH.

INTEREST PAYMENTS ON THIS SECURITY TO AN INDIVIDUAL RESIDENT OF JAPAN, TO A JAPANESE CORPORATION NOT DESCRIBED IN THE PRECEDING PARAGRAPH, OR TO AN INDIVIDUAL NON-RESIDENT OF JAPAN OR A NON-JAPANESE CORPORATION THAT IN EITHER CASE IS A SPECIALLY-RELATED PERSON OF THE COMPANY WILL BE SUBJECT TO DEDUCTION IN RESPECT OF JAPANESE INCOME TAX AT A RATE OF 15.315% OF THE AMOUNT OF SUCH INTEREST.

MIZUHO FINANCIAL GROUP, INC.

GLOBAL SECURITY

[        ]% Senior Notes Due [            ]

ISIN No.: [ ]
Common Code: [ ]
A$[ ]

MIZUHO FINANCIAL GROUP, INC., a joint stock company (kabushiki kaisha) organized under the laws of Japan (the “Company”, which term includes any successor corporation), for value received promises to pay to THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, as nominee of THE BANK OF NEW YORK MELLON, LONDON BRANCH, a common depositary for EUROCLEAR BANK SA/NV (“Euroclear”) and CLEARSTREAM BANKING S.A. (“Clearstream”) or registered assigns, the principal sum of A$[            ] on [            ] and to pay interest thereon from [            ], or from the most recent interest payment date to which interest has been paid or duly provided for, semiannually in arrears on [            ], [            ], [            ] and [            ] in each year (each, an “Interest Payment Date”) commencing [            ] at the rate per annum of [            ]% until the principal hereof is paid or made available for payment, all subject to and in accordance with the terms of the Indenture referred herein. The semiannual interest to be paid on this Security will amount to A$[            ] per each A$1,000 in principal amount of the Securities for each Interest Payment Date.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Security is registered as of the close of business on the record date five Business Days immediately preceding such Interest Payment Date. If and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the person in whose name this Security is registered at the close of business on a subsequent record date, which shall not be less than five Business Days prior to the payment of such defaulted interest, established by notice given by mail by or on behalf of the Company to the Holder of this Security not less than fifteen days preceding such subsequent record date. Interest on this Security will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of the actual number of days in the year and the actual number of days elapsed (Act/Act (ICMA) (as defined below)) and rounding the resultant figure to the nearest cent (with one-half cent being rounded upwards. If any payment is due on the Securities on a day that is not a Business Day, payment will be made on the day that is the next succeeding Business Day. Payments postponed to the next Business Day in this situation will be treated under the Indenture as if they were made on the original due date. Postponement of this kind will not result in a default under the Securities or the Indenture, and no interest will accrue on the postponed amount from the original due date to the next succeeding day that is a Business Day. For the purposes of this Security, the term “Business Day” means a day which is not a day on which banking institutions in Sydney, The City of New York, London or Tokyo are authorized by law or regulation to close.

The term “Act/Act (ICMA)” means (A) if, in respect of the calculation of an amount of interest on this Security, any period of time from and including the first day of such period to but excluding the last day of such period (the “Calculation Period”) is equal to or shorter than the Determination Period during which it falls, the number of days in the Calculation Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Periods normally ending in any year, and (B) if the Calculation Period is longer than one Determination Period, the sum of (x) the number of days in such Calculation Period falling in the Determination Period in which it begins divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Periods normally ending in any year and (y) the number of days in such Calculation Period falling in the next Determination Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Periods normally ending in any year. “Determination Period” means the period from and including an Interest Determination Date in any year to but excluding the next Interest Determination Date; and “Interest Determination Date” means the date specified in the applicable final terms or, if none is so specified, the Interest Payment Date.

The principal of, and interest and Additional Amounts on, the Securities will be payable in Australian Dollars. The Company will cause the Trustee, or the paying agent, if any, to pay such amounts, on the dates payment is to be made, directly to THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED.

The Company will pay the Holder hereof Additional Amounts with respect to withholding taxes as are provided for, and subject to the conditions stated, on the reverse of this Security.

This Security is being deposited with THE BANK OF NEW YORK MELLON, LONDON BRANCH acting as a common depositary of Euroclear and Clearstream, and registered in the name of THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, a nominee of the common depositary. As Holder of record of this Security, THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED shall be entitled to receive payments of principal and interest. Payments of principal and interest, including any Additional Amounts, on this Security shall be made in the manner specified on the reverse hereof and, to the extent not inconsistent with the provisions set forth herein, in the Indenture referred herein.

The Securities constitute the direct, unconditional, unsubordinated and unsecured obligations of the Company and shall at all times rank pari passu and without preference among themselves and with all other unsecured obligations, other than subordinated obligations of the Company (except for statutorily preferred exceptions) from time to time outstanding. The Securities are not redeemable prior to maturity, except as set forth on the reverse of this Security and will not be subject to any sinking fund.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Security shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Security to be signed by its duly authorized signatory.

Date: [                    ]

MIZUHO FINANCIAL GROUP, INC.

By:
Name: [ ]
Title: [ ]

[Signature page to Global Security Fixed Rate Note]

Certificate of Authentication

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Date: [                    ]

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name: [ ]
Title: [ ]

[Authentication Certificate: Global Security Fixed Rate Note]

REVERSE OF SECURITY

MIZUHO FINANCIAL GROUP, INC.

[        ]% Senior Notes Due [            ]

This Security is one of a duly authorized issue of unsecured, debentures, notes or other evidences of indebtedness of Mizuho Financial Group, Inc., a joint stock company organized under the laws of Japan (herein called the “Company”, which term includes any successor person under the Indenture hereinafter referred) designated as its [        ]% Senior Notes due [            ] (herein called the “Securities”), issued under and pursuant to a senior indenture dated as of September 13, 2016, as supplemented by a supplemental indenture dated as of July 19, 2018 (hereinafter called the “Indenture”), between the Company and The Bank of New York Mellon, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee and any agent of the Trustee, any paying agent, the Company and the Holders of the Securities and of the terms upon which the Securities are issued and are to be authenticated and delivered.

This Security is one of the series designated on the face hereof. By the terms of the Indenture, additional Securities of this series and of other separate series, which may vary as to denomination, date, amount, stated maturity (if any), interest rate or method of calculating the interest rate and in other respects as therein provided, may be issued in an unlimited amount.

The principal of and interest (and any Additional Amounts) on the Securities shall be payable in Australian Dollars or in such other coin or currency of the Commonwealth of Australia as at the time of payment is legal tender for the payment of public and private debts. So long as any of the Securities are held in global form, payments of principal and interest on such Securities shall be made by wire transfer in immediately available funds in Australian Dollars to a bank account maintained in Australia designated by the Holder of this Registered Global Security. Otherwise, with respect to Securities in definitive form, the paying agent will make all payments by wire transfer in immediately available and cleared funds to be the accounts specified by the Holders thereof prior to the record date immediately preceding the applicable Interest Payment Date (or the subsequent record date in the case of a defaulted interest payment or, as the case may be, the relevant date of redemption or maturity). With respect to Securities in definitive form, the Company (when acting as its own paying agent) will make payments by wire transfer of immediately available and cleared funds to the accounts specified by the Holders thereof or, if no such account is specified, the Company may make payments by mailing a check to each Holder’s registered address; provided such registered Holder so elects by giving written notice to the Trustee designating such account, no later than fifteen days immediately preceding the relevant date for payment.

All payments of principal and interest in respect of the Securities by the Company shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments, levies or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any political subdivision of, or any authority in, or of, Japan having power to tax (“Japanese Taxes”), unless such withholding or deduction is required by law. In that event, the Company shall pay to the holder of each Security such additional amounts (all such amounts being referred to herein as “Additional Amounts”) as may be necessary so that the net amounts received by it after such withholding or deduction shall equal the respective amounts which would have been receivable in respect of such Security in the absence of such withholding or deduction, provided that, no such Additional Amounts shall be payable in relation to any such withholding or deduction in respect of any payment on the Securities:

(a) to or on behalf of a Securityholder or beneficial owner of a Security who is an individual non-resident of Japan or a non-Japanese corporation and is liable for such Japanese Taxes in respect of such Security by reason of its (1) having some connection with Japan other than the mere holding of such Security, or (2) being a person having a special relationship with the Company as described in Article 6, Paragraph 4 of the Act on Special Measures Concerning Taxation of Japan (Act No. 26 of 1957) (the “Special Taxation Measures Act”) (a “Specially-Related Person of the Company”); or

(b) to or on behalf of a Securityholder or beneficial owner of a Security (A) who would be exempt from any such withholding or deduction but who fails to comply with any applicable requirement to provide certification, information, documents or other evidence concerning its nationality, residence, identity or connection with Japan, including any requirement to provide Interest Recipient Information (as defined below) or to submit a Written Application for Tax Exemption (as defined below) to the Company or a Paying Agent, as appropriate, or (B) whose Interest Recipient Information is not duly communicated through the Participant (as defined below) and the relevant International Clearing Organization to a Paying Agent; or

(c) to or on behalf of a Securityholder or beneficial owner of a Security who is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation (except for (A) a Designated Financial Institution (as defined below) who complies with the requirement to provide Interest Recipient Information or to submit a Written Application for Tax Exemption and (B) an individual resident of Japan or a Japanese corporation who duly notifies (directly or through the Participant or otherwise) a Paying Agent of its status as not being subject to Japanese Taxes to be withheld or deducted by the Company, by reason of such individual resident of Japan or Japanese corporation receiving interest on the relevant Security through a payment handling agent in Japan appointed by it); or

(d) to or on behalf of a Securityholder or beneficial owner of a Security who presents a Security for payment (where presentation is required) more than 30 days after the Relevant Date (as defined below), except to the extent that such Securityholder or beneficial owner of a Security would have been entitled to such Additional Amounts on presenting the same for payment on any date during such 30-day period; or

(e) to or on behalf of a Securityholder who is a fiduciary or partnership or is not the sole beneficial owner of the payment of the principal of, or any interest on, any Security, and Japanese law requires the payment to be included for tax purposes in the income of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner, in each case, who would not have been entitled to such Additional Amounts had it been the holder of such Security; or

(f) any combination of (a) through (e) above.

Where a Security is held through a participant of a Clearing Organization or a financial intermediary (each, a “Participant”), in order to receive payments free of withholding or deduction by the Company for, or on account of, Japanese Taxes, if the relevant beneficial owner of a Security is (1) an individual non-resident of Japan or a non-Japanese corporation that in either case is not a Specially-Related Person of the Company or (2) a Japanese financial institution (a “Designated Financial Institution”) falling under certain categories prescribed by Article 6, Paragraph 9 of the Special Taxation Measures Act and the cabinet order thereunder (Cabinet Order No. 43 of 1957), as amended, (together with the ministerial ordinance and other regulations thereunder, the “Act”) all in accordance with the Act, such beneficial owner of a Security must, at the time of entrusting a Participant with the custody of the relevant Security, provide certain information prescribed by the Act to enable the Participant to establish that such beneficial owner of a Security is exempted from the requirement for Japanese Taxes to be withheld or deducted (the “Interest Recipient Information”), and advise the Participant if such beneficial owner of a Security ceases to be so exempted including the case where the relevant beneficial owner of the Security who is an individual non-resident of Japan or a non-Japanese corporation becomes a Specially-Related Person of the Company.

Where a Security is not held by a Participant, in order to receive payments free of withholding or deduction by the Company for, or on account of, Japanese Taxes, if the relevant beneficial owner of a Security is (i) an individual non-resident of Japan or a non-Japanese corporation that in either case is not a Specially-Related Person of the Company or (ii) a Designated Financial Institution, all in accordance with the Act, such beneficial owner of a Security must, prior to each date on which it receives interest, submit to the Company or a Paying Agent, as appropriate, a written application for tax exemption (hikazei tekiyo shinkokusho) (a “Written Application for Tax Exemption”) in the form obtainable from the Company or any Paying Agent, as appropriate, stating, among other things, the name and address (and, if applicable, the Japanese individual or corporation ID number) of such beneficial owner of a Security, the title of the Securities, the relevant Interest Payment Date, the amount of interest payable and the fact that such beneficial owner of a Security is qualified to submit the Written Application for Tax Exemption, together with documentary evidence regarding its identity and residence.

As used herein, the “Relevant Date” means the date on which any payment in respect of a Security first becomes due, except that, if the full amount of the moneys payable has not been duly received by the Paying Agent on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the Securityholders in accordance with the Indenture.

The obligation to pay Additional Amounts shall not apply to (i) any estate, inheritance, gift, excise, sales, transfer, personal property or any similar tax, assessment or other governmental charge or (ii) any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from payments of principal or interest on the Securities; provided that, except as otherwise set forth in the Securities and the Indenture, the Company shall pay all stamp and other duties, if any, which may be imposed by Japan, the United States or any respective political subdivision or any taxing authority thereof or therein, with respect to the Indenture or as a consequence of the issuance of the Securities.

No Additional Amounts will be payable for or on account of any deduction or withholding imposed pursuant to Sections 1471-1474 of the U.S. Internal Revenue Code, the U.S. Treasury regulations thereunder and any other official guidance thereunder (“FATCA”), any intergovernmental agreement entered into with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA, similar legislation under the laws of any other jurisdiction, or any such intergovernmental agreement.

The Securities may, subject to the prior confirmation of the Financial Services Agency of Japan (if and to the extent required under the then-applicable Japanese banking laws or regulations), be redeemed at the option of the Company in whole, but not in part, at any time, upon not less than 30 nor more than 60 days prior notice thereof given by the Company to the Holders and the Trustee, at a redemption price equal to 100% of the principal amount of the Securities then outstanding (together with accrued and unpaid interest to (but excluding) the date fixed for redemption and Additional Amounts, if any), if, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of Japan (or any political subdivision or taxing authority in or of Japan) affecting taxation, or any change in the official position regarding the application or interpretation of such laws, regulations or rulings (including a holding, judgment, or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after [                ], 20[    ] the Company is, or on the next Interest Payment Date would be, required to pay any Additional Amounts to holders of the Securities which obligations cannot be avoided by measures reasonably available to the Company; provided that, no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obligated to make such payment of Additional Amounts if a payment in respect of the Securities were then due. Prior to the mailing to holders of Securities of any notice of redemption of the Securities, the Company shall certify to the Trustee that the requirements for redemption have been met and deliver therewith to the Trustee an opinion of an independent tax counsel or tax consultant of recognized standing, such opinion to be reasonably satisfactory to the Trustee, to the effect that the circumstances referred to above exist. The Trustee shall be entitled to accept such certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Securityholders.

A Holder of Securities issued in definitive form may transfer or exchange Securities in accordance with the Indenture. As described in the legend on the face of this Registered Global Security, interest payments on such Securities issued in definitive form will be subject to Japanese income taxation unless the Holder establishes the matters set forth therein. Such legend concerning Japanese taxation shall also be included on the face of any Securities issued in definitive form. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The Company will treat the registered Holder of a Security as the owner of that Security for all purposes, except as described above.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as a class). The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the security registrar duly executed by, the Holder hereof or his attorney duly authorized in writing and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of A$250,000 or integral multiples of A$1,000 in excess thereof (issues, sales and transfers in Australia are subject to a minimum consideration payable of A$500,000 (disregarding amounts lent by the offeror or its associates) unless another exemption from Part 6D.2 or 7.9 of the Corporations Act 2001 of Australia applies). As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange; provided, however, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may deem and treat the person in whose name this Security is registered upon the Security register as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

All capitalized terms used and not defined herein shall have the meanings assigned to them in the Indenture.

The Company has initially appointed [                    ] as paying agent and [                    ] as transfer agent and registrar, with respect to the Securities.

PAYING AGENT

[                    ]

TRANSFER AGENT AND REGISTRAR

[                    ]

EXHIBIT B

[FORM OF SENIOR FLOATING INTEREST RATE SECURITY]

INTEREST PAYMENTS ON THIS SECURITY GENERALLY WILL BE SUBJECT TO JAPANESE WITHHOLDING TAX UNLESS IT IS ESTABLISHED THAT THIS SECURITY IS HELD BY OR FOR THE ACCOUNT OF A BENEFICIAL OWNER THAT IS (I) FOR JAPANESE TAX PURPOSES, NEITHER AN INDIVIDUAL RESIDENT OF JAPAN OR A JAPANESE CORPORATION, NOR AN INDIVIDUAL NON-RESIDENT OF JAPAN OR A NON-JAPANESE CORPORATION THAT IN EITHER CASE IS A PERSON HAVING A SPECIAL RELATIONSHIP WITH MIZUHO FINANCIAL GROUP, INC. AS DESCRIBED IN ARTICLE 6, PARAGRAPH (4) OF THE ACT ON SPECIAL MEASURES CONCERNING TAXATION OF JAPAN (ACT NO. 26 OF 1957, AS AMENDED) (THE “SPECIAL TAXATION MEASURES ACT” AND, EACH SUCH PERSON, A “SPECIALLY-RELATED PERSON OF THE COMPANY”), (II) A JAPANESE DESIGNATED FINANCIAL INSTITUTION DESCRIBED IN ARTICLE 6, PARAGRAPH (9) OF THE SPECIAL TAXATION MEASURES ACT WHICH COMPLIES WITH THE REQUIREMENT FOR TAX EXEMPTION UNDER THAT PARAGRAPH OR (III) A JAPANESE PUBLIC CORPORATION, FINANCIAL INSTITUTION OR FINANCIAL INSTRUMENTS BUSINESS OPERATOR DESCRIBED IN ARTICLE 3-3, PARAGRAPH (6) OF THE SPECIAL TAXATION MEASURES ACT WHICH COMPLIES WITH THE REQUIREMENT FOR TAX EXEMPTION UNDER THAT PARAGRAPH.

INTEREST PAYMENTS ON THIS SECURITY TO AN INDIVIDUAL RESIDENT OF JAPAN, TO A JAPANESE CORPORATION NOT DESCRIBED IN THE PRECEDING PARAGRAPH, OR TO AN INDIVIDUAL NON-RESIDENT OF JAPAN OR A NON-JAPANESE CORPORATION THAT IN EITHER CASE IS A SPECIALLY-RELATED PERSON OF THE COMPANY WILL BE SUBJECT TO DEDUCTION IN RESPECT OF JAPANESE INCOME TAX AT A RATE OF 15.315% OF THE AMOUNT OF SUCH INTEREST.

MIZUHO FINANCIAL GROUP, INC.

GLOBAL SECURITY

Senior Floating Rate Notes Due [            ]

ISIN No.: [            ]

Common Code: [            ]

A$[            ]

MIZUHO FINANCIAL GROUP, INC., a joint stock company (kabushiki kaisha) organized under the laws of Japan (the “Company”, which term includes any successor corporation), for value received promises to pay to THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, as nominee of THE BANK OF NEW YORK MELLON, LONDON BRANCH, a common depositary for EUROCLEAR BANK SA/NV (“Euroclear”) and CLEARSTREAM BANKING S.A. (“Clearstream”) or registered assigns, the principal sum of A$[            ] on [            ] and to pay interest thereon from [            ], or from the most recent interest payment date to which interest has been paid or duly provided for, [semiannually / quarterly] in arrears on [[                ], [            ],] [            ] and [            ] in each year (each, an “Interest Payment Date”) commencing [            ] at the Floating Interest Rate (as defined on the reverse of this Security) until the principal hereof is paid or made available for payment, all subject to and in accordance with the terms of the Indenture referred herein.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Security is registered as of the close of business on the record date five Business Days immediately preceding such Interest Payment Date. If and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the person in whose name this Security is registered at the close of business on a subsequent record date, which shall not be less than five Business Days prior to the payment of such defaulted interest, established by notice given by mail by or on behalf of the Company to the Holder of this Security not less than fifteen days preceding such subsequent record date. Interest on this Security will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. If any Interest Payment Date, other than the maturity date or the date fixed for redemption, falls on a day that is not a Business Day, the Interest Payment Date shall be adjusted to be the next succeeding day that is a Business Day, except that if such day is in the next succeeding calendar month, the Interest Payment Date shall be adjusted to be the immediately preceding day that is a Business Day. In the event [    ], or the date fixed for redemption is not a Business Day, the payment of interest and principal in respect of the Securities shall be made on the next succeeding day that is a Business Day, and no interest on such payment shall accrue due to such postponement for the period from and after [    ] or the date fixed for redemption. For the purposes of this Security, the term “Business Day” means a day which is not a day on which banking institutions in Sydney, The City of New York, London or Tokyo are authorized by law or regulation to close.

The principal of, and interest and Additional Amounts on, the Securities will be payable in Australian Dollars. The Company will cause the Trustee, or the paying agent, if any, to pay such amounts, on the dates payment is to be made, directly to THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED.

The Company will pay the Holder hereof Additional Amounts with respect to withholding taxes as are provided for, and subject to the conditions stated, on the reverse of this Security.

This Security is being deposited with THE BANK OF NEW YORK MELLON, LONDON BRANCH acting as a common depositary of Euroclear and Clearstream, and registered in the name of THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, a nominee of the common depositary. As Holder of record of this Security, THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED shall be entitled to receive payments of principal and interest. Payments of principal and interest, including any Additional Amounts, on this Security shall be made in the manner specified on the reverse hereof and, to the extent not inconsistent with the provisions set forth herein, in the Indenture referred herein.

The Securities constitute the direct, unconditional, unsubordinated and unsecured obligations of the Company and shall at all times rank pari passu and without preference among themselves and with all other unsecured obligations, other than subordinated obligations, of the Company (except for statutorily preferred exceptions) from time to time outstanding. The Securities are not redeemable prior to maturity, except as set forth on the reverse of this Security and will not be subject to any sinking fund.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Security shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Security to be signed by its duly authorized signatory.

Date: [                    ]

MIZUHO FINANCIAL GROUP, INC.

By:
Name: [ ]
Title: [ ]

[Signature page to Global Security Floating Rate Note]

Certificate of Authentication

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Date: [                    ]

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name: [ ]
Title: [ ]

[Authentication Certificate: Global Security Floating Rate Note]

REVERSE OF SECURITY

MIZUHO FINANCIAL GROUP, INC.

Senior Floating Rate Notes Due [            ]

This Security is one of a duly authorized issue of unsecured, debentures, notes or other evidences of indebtedness of Mizuho Financial Group, Inc., a joint stock company organized under the laws of Japan (herein called the “Company”, which term includes any successor person under the Indenture hereinafter referred) designated as its Senior Floating Rate Notes due [            ] (herein called the “Securities”), issued under and pursuant to a senior indenture dated as of September 13, 2016, as supplemented by a supplemental indenture dated as of July 19, 2018 (hereinafter called the “Indenture”), between the Company and The Bank of New York Mellon, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee and any agent of the Trustee, any paying agent, the Company and the Holders of the Securities and of the terms upon which the Securities are issued and are to be authenticated and delivered.

This Security is one of the series designated on the face hereof. By the terms of the Indenture, additional Securities of this series and of other separate series, which may vary as to denomination, date, amount, stated maturity (if any), interest rate or method of calculating the interest rate and in other respects as therein provided, may be issued in an unlimited amount.

The “Floating Interest Rate” for the Securities will accrue at a floating rate per annum, reset quarterly, equal to the Australian Dollar three-month Bank Bill Swap Rate (the “BBSW Rate”) plus [        ]%, determined by the Calculation Agent (as defined below) for this Security as described below.

Each period beginning on (and including) an Interest Payment Date (after any adjustments to make such date a Business Day) and ending on (but excluding) the immediately succeeding Interest Payment Date (after any adjustments to make such date a Business Day) is referred to as an “Interest Period”. The first Interest Period will begin on (and include) [        ] and will end on (but exclude) the first Interest Payment Date (after any adjustments to make such date a Business Day).

The Calculation Agent will reset the Floating Interest Rate for each Interest Period on the first day of each Interest Period (each an “Interest Reset Date”). The Floating Interest Rate set on a particular Interest Reset Date will remain in effect during the Interest Period commencing on such Interest Reset Date. The Calculation Agent will determine the applicable Floating Interest Rate and calculate the amount of interest (the “Interest Amount”) payable on the Securities in any Interest Period on the first day of that Interest Period (the “Interest Determination Date”).

[                    ], as calculation agent (in such capacity together with any successor, the “Calculation Agent”) will determine the BBSW Rate for any Interest Period on the following basis:

(i) The Calculation Agent will determine the BBSW Rate (expressed as a percentage per annum), being the rate for prime bank eligible securities having a tenor closest to the Interest Period of three months that is designated as the “AVG MID” on the Reuters Screen BBSW Page (or any designation which replaces that designation on that page, or any page that replaces such page) at approximately 10:15 a.m., Sydney time (or such other time at which such rate customarily appears on that page), on the Interest Determination Date. “Reuters Screen BBSW Page” means the display which appears on the display on Reuters (or any successor service) as page “BBSW” (or any other page as may replace such page), for the purpose of displaying BBSW Rates.

(ii) If the BBSW Rate is not published prior to 10:30 a.m., Sydney time, on the Interest Determination Date, then the BBSW Rate will be the rate determined by the Calculation Agent by reference to an alternative rate which is available on a comparable index in customary market usage as notified by the Calculation Agent to the Company.

(iii) If the Calculation Agent is unable to determine the BBSW Rate as described above in relation to any Interest Period, the BBSW Rate will be the same as for the immediately preceding Interest Period.

(iv) The Floating Interest Rate payable on the Securities will not be higher than the maximum rate permitted by the law of the State of New York as modified by United States law of general application or by Japanese law and as notified to the Trustee, the Calculation Agent and the paying agent in writing five Business Days prior to each Interest Payment Date, if applicable. The Floating Interest Rate payable on the Securities will not be lower than zero.

The Calculation Agent will calculate the Interest Amount for such Interest Period by applying the Floating Interest Rate for such Interest Period to the principal amount of the Securities, multiplying the product by the actual number of days in such Interest Period (the “Number of Days”), divided by 365. Interest will be calculated per each A$1,000 in principal amount of the Securities. All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one ten-thousandth of a percentage point (.0001), with five hundred thousandths of a percentage point being rounded upwards (e.g., 9.87645% (or 0.0987645) being rounded to 9.8765% (or 0.098765)), and all Australian dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

All determinations, calculations and quotations made or obtained for the purposes of calculating the Floating Interest Rate and the Interest Amount, will, in the absence of negligence, bad faith or manifest error, be binding on the Company, the Calculation Agent, the paying agent, the Trustee and the Holders of the Securities.

The Calculation Agent will cause the Floating Interest Rate, the Number of Days, the Interest Amount for each Interest Period and the Interest Payment Date to be notified to the Company and the Trustee. The Interest Payment Date so notified or published may subsequently be amended.

The principal of and interest (and any Additional Amounts) on the Securities shall be payable in Australian Dollars or in such other coin or currency of the Commonwealth of Australia as at the time of payment is legal tender for the payment of public and private debts. So long as any of the Securities are held in global form, payments of principal and interest on such Securities shall be made by wire transfer in immediately available funds in Australian Dollars to a bank account maintained in Australia designated by the Holder of this Registered Global Security. Otherwise, with respect to Securities in definitive form, the paying agent will make all payments by wire transfer in immediately available and cleared funds to be the accounts specified by the Holders thereof prior to the record date immediately preceding the applicable Interest Payment Date (or the subsequent record date in the case of a defaulted interest payment or, as the case may be, the relevant date of redemption or maturity). With respect to Securities in definitive form, the Company (when acting as its own paying agent) will make payments by wire transfer of immediately available and cleared funds to the accounts specified by the Holders thereof or, if no such account is specified, the Company may make payments by mailing a check to each Holder’s registered address; provided such registered Holder so elects by giving written notice to the Trustee designating such account, no later than fifteen days immediately preceding the relevant date for payment.

All payments of principal and interest in respect of the Securities by the Company shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments, levies or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any political subdivision of, or any authority in, or of, Japan having power to tax (“Japanese Taxes”), unless such withholding or deduction is required by law. In that event, the Company shall pay to the holder of each Security such additional amounts (all such amounts being referred to herein as “Additional Amounts”) as may be necessary so that the net amounts received by it after such withholding or deduction shall equal the respective amounts which would have been receivable in respect of such Security in the absence of such withholding or deduction, provided that, no such Additional Amounts shall be payable in relation to any such withholding or deduction in respect of any payment on the Securities:

(a) to or on behalf of a Securityholder or beneficial owner of a Security who is an individual non-resident of Japan or a non-Japanese corporation and is liable for such Japanese Taxes in respect of such Security by reason of its (1) having some connection with Japan other than the mere holding of such Security, or (2) being a person having a special relationship with the Company as described in Article 6, Paragraph 4 of the Act on Special Measures Concerning Taxation of Japan (Act No. 26 of 1957) (the “Special Taxation Measures Act”) (a “Specially-Related Person of the Company”); or

(b) to or on behalf of a Securityholder or beneficial owner of a Security (A) who would be exempt from any such withholding or deduction but who fails to comply with any applicable requirement to provide certification, information, documents or other evidence concerning its nationality, residence, identity or connection with Japan, including any requirement to provide Interest Recipient Information (as defined below) or to submit a Written Application for Tax Exemption (as defined below) to the Company or a Paying Agent, as appropriate, or (B) whose Interest Recipient Information is not duly communicated through the Participant (as defined below) and the relevant International Clearing Organization to a Paying Agent; or

(c) to or on behalf of a Securityholder or beneficial owner of a Security who is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation (except for (A) a Designated Financial Institution (as defined below) who complies with the requirement to provide Interest Recipient Information or to submit a Written Application for Tax Exemption and (B) an individual resident of Japan or a Japanese corporation who duly notifies (directly or through the Participant or otherwise) a Paying Agent of its status as not being subject to Japanese Taxes to be withheld or deducted by the Company, by reason of such individual resident of Japan or Japanese corporation receiving interest on the relevant Security through a payment handling agent in Japan appointed by it); or

(d) to or on behalf of a Securityholder or beneficial owner of a Security who presents a Security for payment (where presentation is required) more than 30 days after the Relevant Date (as defined below), except to the extent that such Securityholder or beneficial owner of a Security would have been entitled to such Additional Amounts on presenting the same for payment on any date during such 30-day period; or

(e) to or on behalf of a Securityholder who is a fiduciary or partnership or is not the sole beneficial owner of the payment of the principal of, or any interest on, any Security, and Japanese law requires the payment to be included for tax purposes in the income of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner, in each case, who would not have been entitled to such Additional Amounts had it been the holder of such Security; or

(f) any combination of (a) through (e) above.

Where a Security is held through a participant of a Clearing Organization or a financial intermediary (each, a “Participant”), in order to receive payments free of withholding or deduction by the Company for, or on account of, Japanese Taxes, if the relevant beneficial owner of a Security is (1) an individual non-resident of Japan or a non-Japanese corporation that in either case is not a Specially-Related Person of the Company or (2) a Japanese financial institution (a “Designated Financial Institution”) falling under certain categories prescribed by Article 6, Paragraph 9 of the Special Taxation Measures Act and the cabinet order thereunder (Cabinet Order No. 43 of 1957), as amended (together with the ministerial ordinance and other regulations thereunder, the “Act”), all in accordance with the Act, such beneficial owner of a Security must, at the time of entrusting a Participant with the custody of the relevant Security, provide certain information prescribed by the Act to enable the Participant to establish that such beneficial owner of a Security is exempted from the requirement for Japanese Taxes to be withheld or deducted (the “Interest Recipient Information”), and advise the Participant if such beneficial owner of a Security ceases to be so exempted including the case where the relevant beneficial owner of the Security who is an individual non-resident of Japan or a non-Japanese corporation becomes a Specially-Related Person of the Company.

Where a Security is not held by a Participant, in order to receive payments free of withholding or deduction by the Company for, or on account of, Japanese Taxes, if the relevant beneficial owner of a Security is (i) an individual non-resident of Japan or a non-Japanese corporation that in either case is not a Specially-Related Person of the Company or (ii) a Designated Financial Institution, all in accordance with the Act, such beneficial owner of a Security must, prior to each date on which it receives interest, submit to the Company or a Paying Agent, as appropriate, a written application for tax exemption (hikazei tekiyo shinkokusho) (a “Written Application for Tax Exemption”) in the form obtainable from the Company or any Paying Agent, as appropriate, stating, among other things, the name and address (and, if applicable, the Japanese individual or corporation ID number) of such beneficial owner of a Security, the title of the Securities, the relevant Interest Payment Date, the amount of interest payable and the fact that such beneficial owner of a Security is qualified to submit the Written Application for Tax Exemption, together with documentary evidence regarding its identity and residence.

As used herein, the “Relevant Date” means the date on which any payment in respect of a Security first becomes due, except that, if the full amount of the moneys payable has not been duly received by the Paying Agent on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the Securityholders in accordance with the Indenture.

The obligation to pay Additional Amounts shall not apply to (i) any estate, inheritance, gift, excise, sales, transfer, personal property or any similar tax, assessment or other governmental charge or (ii) any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from payments of principal or interest on the Securities; provided that, except as otherwise set forth in the Securities and the Indenture, the Company shall pay all stamp and other duties, if any, which may be imposed by Japan, the United States or any respective political subdivision or any taxing authority thereof or therein, with respect to the Indenture or as a consequence of the issuance of the Securities.

No Additional Amounts will be payable for or on account of any deduction or withholding imposed pursuant to Sections 1471-1474 of the U.S. Internal Revenue Code, the U.S. Treasury regulations thereunder and any other official guidance thereunder (“FATCA”), any intergovernmental agreement entered into with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA, similar legislation under the laws of any other jurisdiction, or any such intergovernmental agreement.

The Securities may, subject to the prior confirmation of the Financial Services Agency of Japan (if and to the extent required under the then-applicable Japanese banking laws or regulations), be redeemed at the option of the Company in whole, but not in part, at any time, upon not less than 30 nor more than 60 days prior notice thereof given by the Company to the Holders and the Trustee, at a redemption price equal to 100% of the principal amount of the Securities then outstanding (together with accrued and unpaid interest to (but excluding) the date fixed for redemption and Additional Amounts, if any), if, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of Japan (or any political subdivision or taxing authority in or of Japan) affecting taxation, or any change in the official position regarding the application or interpretation of such laws, regulations or rulings (including a holding, judgment, or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after [                    ], 20[    ] the Company is, or on the next Interest Payment Date would be, required to pay any Additional Amounts to holders of the Securities which obligations cannot be avoided by measures reasonably available to the Company; provided that, no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obligated to make such payment of Additional Amounts if a payment in respect of the Securities were then due. Prior to the mailing to holders of Securities of any notice of redemption of the Securities, the Company shall certify to the Trustee that the requirements for redemption have been met and deliver therewith to the Trustee an opinion of an independent tax counsel or tax consultant of recognized standing, such opinion to be reasonably satisfactory to the Trustee, to the effect that the circumstances referred to above exist. The Trustee shall be entitled to accept such certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Securityholders.

A Holder of Securities issued in definitive form may transfer or exchange Securities in accordance with the Indenture. As described in the legend on the face of this Registered Global Security, interest payments on such Securities issued in definitive form will be subject to Japanese income taxation unless the Holder establishes the matters set forth therein. Such legend concerning Japanese taxation shall also be included on the face of any Securities issued in definitive form. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The Company will treat the registered Holder of a Security as the owner of that Security for all purposes, except as described above.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as a class). The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the security registrar duly executed by, the Holder hereof or his attorney duly authorized in writing and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of A$250,000 or integral multiples of A$1,000 in excess thereof (issues, sales and transfers in Australia are subject to a minimum consideration payable of A$500,000 (disregarding amounts lent by the offeror or its associates) unless another exemption from Part 6D.2 or 7.9 of the Corporations Act 2001 of Australia applies). As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange; provided, however, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may deem and treat the person in whose name this Security is registered upon the Security register as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

All capitalized terms used and not defined herein shall have the meanings assigned to them in the Indenture.

The Company has initially appointed [                    ] as paying agent and [                    ] as transfer agent and registrar, with respect to the Securities.

PAYING AGENT AND CALCULATION AGENT

[                    ]

TRANSFER AGENT AND REGISTRAR

[                    ]

EXHIBIT C

PAYING AGENT, TRANSFER AGENT AND

REGISTRAR APPOINTMENT LETTER

[                    ]

[                    ]

and

[                    ]

with a copy to:

The Bank of New York Mellon

101 Barclay Street

New York, NY 10286

United States of America

Attention: Global Corporate Trust – Mizuho Financial Group, Inc.

Re:	[ ] (the “Floating Rate Securities”) and
[ ] (together, with the Floating Rate Securities, the “Securities”)

Reference is hereby made to a senior indenture (the “Base Indenture”) dated as of September 13, 2016, as supplemented by a supplemental indenture thereto, dated as of July 19, 2018 (together with the Base Indenture, the “Indenture”) between Mizuho Financial Group, Inc., a joint stock company (kabushiki kaisha) incorporated under the laws of Japan (the “Company”) and The Bank of New York Mellon (the “Trustee”). Terms used herein are used as defined in the Indenture.

The Company hereby appoints [                    ], as the paying agent (the “Paying Agent”) with respect to the Securities, and [                     ] hereby accepts such appointments. The Company hereby appoints [                     ] as the transfer agent (the “Transfer Agent”) and as the registrar (the “Registrar,” and together with the Paying Agent and the Transfer Agent, the “Agents” and each an “Agent”)) with respect to the Securities, and [                    ] hereby accepts such appointments. By accepting such appointment, each Agent agrees to be bound by and to perform the services with respect to itself set forth in the terms and conditions set forth in the Indenture and the Notes, as well as the following terms and conditions to all of which the Company agrees and to all of which the rights of the holders from time to time of the Notes shall be subject:

(a) The Company will, no later than 10:00 a.m. Sydney time on each due date of the principal of or interest on the Securities of such series, deposit with the Paying Agent a sum sufficient to pay such principal or interest so becoming due, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action. For the purposes of this letter, the term “Business Day” means a day which is not a day on which banking institutions in Sydney, The City of New York, London or Tokyo are authorized by law or regulation to close.

(b) Each Agent shall be entitled to the compensation to be agreed upon in writing with the Company for all services rendered by it under the Indenture, and the Company agrees promptly to pay such compensation and to reimburse each Agent for reasonable expenses, disbursements and advances properly incurred or made by or on behalf of it in connection with the services rendered by it under this letter and the Indenture (including the reasonable compensation and the expenses and disbursements of its counsel) except to the extent any such expense, disbursement or advancement may arise from such Agent’s negligence, bad faith or willful misconduct. The Company hereby agrees to indemnify each Agent and its agents, officers and directors and any successors thereto for, and to hold it harmless against, any loss, liability, damage, claim or expenses arising out of or in connection with its acting as Agent hereunder and under the Indenture, including properly incurred costs and expenses of defending itself against or investigating any claim of liability and in connection with the exercise or performance of any of its powers or duties hereunder, and the properly incurred compensation, expenses and disbursements of counsel, except to the extent such loss, liability, damage, claim or expense is due to the negligence, bad faith or willful misconduct of such Agent. The obligations of the Company under this Section (a) shall survive the payment of the Securities, the termination or expiry of the Indenture or this letter, discharge of the Securities and the resignation or removal of the Agents. Notwithstanding anything to the contrary in this letter or the Indenture, under no circumstances will the Agents be responsible or liable to any party for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, inter alia, loss of business, goodwill, opportunity or profit) even if advised of the likelihood of such loss on damages and regardless of the form of action. The prior sentence shall survive the termination or expiry of this letter or the Indenture, the redemption or maturity of the Securities and the resignation or removal of the Agents.

(c) In acting under the Indenture and in connection with the Securities, each Agent is acting solely as agent of the Company and does not assume any obligation towards or relationship of agency or trust for or with any of the owners or holders of the Securities, except that all funds held by the Paying Agent for the payment of principal of, interest on, or other amounts (including Additional Amounts) on, the Securities shall, subject to the provisions of the Indenture, be held in trust by the Paying Agent and applied as set forth in the Indenture and in the Securities, but need not be segregated from other funds held by the Paying Agent except to the extent required by law.

(d) Each Agent may consult with counsel and any written advice or opinions of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it under the Indenture in good faith and in accordance with such advice or opinions.

(e) Each Agent shall be fully protected and shall incur no liability for or in respect of any action taken or omitted to be taken or thing suffered by it in reliance upon any notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper party or parties.

(f) The Agents and any of their affiliates, in their individual capacity or any other capacity, may become the owner of, or acquire any interest in, any Securities or other obligations of the Company with the same rights that each of them would have if they were not an Agent, and may engage or be interested in any financial or other transaction with the Company, and may act on, or as depositary, Trustee or agent for, any committee or body of holders of Securities or other obligations of the Company, as freely as if they were not an Agent.

(g) The Paying Agent shall give the Trustee written notice of any failure by the Company to make any payment of the principal of, or interest on, the Securities and any other payments to be made on behalf of the Company under the Indenture, when the same shall be due and payable and at any time during the continuance of any such failure the Paying Agent will pay any such sums so held in trust by it to the Trustee upon the Trustee’s written request.

(h) The Agents shall not be under any liability for interest on any monies received by it pursuant to any of the provisions of the Indenture or the Securities, except as otherwise agreed in writing with the Company.

(i) Each Agent shall be obligated to perform such duties and only such duties as are in the Indenture and the Securities specifically set forth, and no implied duties or obligation shall be read into the Indenture or the Securities against any Agent. No Agent shall be under any obligation to take any action under the Indenture which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. No Agent shall have any obligation to expend its own funds or otherwise incur any financial liability in the performance of its obligations hereunder or under the Indenture.

(j) If an Event of Default occurs and is continuing, the Agents shall be required to act solely in accordance with the Trustee’s directions.

(k) An Agent may at any time resign by giving 60 days’ prior written notice of its resignation to the Company and the Trustee and specifying the date on which its resignation shall become effective. Upon receiving such notice of resignation, if required by the Indenture the Company shall promptly appoint a successor paying agent, transfer agent or registrar, as the case may be, by written instrument substantially in the form hereof in triplicate signed on behalf of the Company, one copy of which shall be delivered to the resigning Agent, one copy to the successor paying agent, transfer agent or registrar, as the case may be, and one copy to the Trustee. Upon the effectiveness of the appointment of a successor paying agent, transfer agent or registrar, as the case may be, the retired Agent shall cease to be such Agent hereunder.

Such resignation shall become effective upon the earlier of (i) the effective date of such resignation and (ii) the acceptance of appointment by the successor paying agent, transfer agent or registrar, as the case may be, as provided below. The Company may, at any time and for any reason, remove an Agent and appoint a successor paying agent, transfer agent or registrar, as the case may be, by written instrument in triplicate signed on behalf of the Company, one copy of which shall be delivered to the Agent being removed, one copy to the successor paying agent, transfer agent or registrar, as the case may be, and one copy to the Trustee. Any removal of an Agent and any appointment of a successor paying agent, transfer agent or registrar, as the case may be, shall become effective upon acceptance of appointment by the successor paying agent, transfer agent or registrar, as the case may be, as provided below. If no successor Agent is appointed within 30 days of resignation or removal of any Agent, the retiring Agent shall, on behalf of and at the expense of the Company, appoint its successor or the retiring Agent or the Company may petition a court of competent jurisdiction. Upon its resignation or removal, such Agent shall be entitled to the payment by the Company of its compensation for the services rendered hereunder and to the reimbursement of all reasonable out-of-pocket expenses (including properly incurred counsel fees and expenses) incurred in connection with the services rendered by it hereunder and to the payment of all other amounts owed to it hereunder.

The Company shall remove an Agent and appoint a successor paying agent, transfer agent or registrar, as the case may be, if such Agent (i) shall become incapable of acting, (ii) shall be adjudged bankrupt or insolvent, (iii) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, (iv) shall consent to, or shall have had entered against it a court order for, any such relief or to the appointment of or taking possession by any such official in any involuntary case or other proceedings commenced against it, (v) shall make a general assignment for the benefit of creditors or (vi) shall fail generally to pay its debts as they become due.

Any successor paying agent, transfer agent or registrar, as the case may be, appointed as provided herein shall execute and deliver to its predecessor and to the Company and the Trustee an instrument accepting such appointment (which may be in the form of an acceptance signature to the letter of the Company appointing such agent) and thereupon such successor paying agent, transfer agent or registrar, as the case may be, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Agent and such predecessor shall pay over to such successor paying agent, transfer agent or registrar all monies or other property at the time held by it hereunder.

(l) Notwithstanding anything contained herein to the contrary, the Company hereby irrevocably agrees that any and all of the rights and obligations of any Agent and, to the extent applicable, the obligations of the Company toward any Agent set forth in the Indenture shall be deemed to have been included in this letter.

(m) Notwithstanding anything contained herein to the contrary, the obligations of the Agents under this letter are several and not joint and should be independently construed and the Agents shall not be liable for each other’s acts or omissions to act.

(n) Each Agent will treat information relating to the Company as confidential, but (unless consent is prohibited by law) the Company consents to the transfer and disclosure by the Agents of any information relating to the Company to and between branches, subsidiaries, representative offices, affiliates and agencies of the Agents, for internal use only (including in connection with the provision of any service and for data processing, statistical and risk analysis purposes) to the extent (i) necessary for the Agents’ performance of their duties under this letter or (ii) required or requested by any law, court, regulator or legal process; provided that the Agents (A) shall procure that each such branch, subsidiary, representative office, affiliate or agent to whom such disclosure is made shall not use, transfer or disclose such confidential information in a manner not permitted under this Section (n) and (B) shall provide prior notice of such transfer or disclosure, unless prior notice is not legally permitted or would unreasonably delay the Agents’ performance of their duties under this letter or normal operating practice, in which case the Agents shall provide notice of such transfer or disclosure within a reasonable time thereafter.

(o) Each Agent shall at all times be a financial institution which is authorized by law to exercise its respective powers and duties hereunder and under the Indenture and the Securities.

(p) Any Agent may take and instruct any delegate to take any action which it in its discretion (acting properly in accordance with applicable laws and the Agent’s internal policies and guidelines) considers necessary so as to comply with any applicable law, regulation, request of a public or regulatory authority which relates to the prevention of fraud, money laundering, terrorism or other criminal activities or the provision of financial and other services to sanctioned persons or entities.

(q) Any notice or communication to the Agents will be deemed given when sent by facsimile transmission, with transmission confirmed. Any notice to any Agent will be effective only upon receipt. The notice or communication to the Paying Agent and the Calculation Agent should be addressed to the Paying Agent and the Calculation Agent at:

[                ]

and with a copy to:

[                ]

[                ]

and the notice or communication to the Registrar and Transfer Agent should be addressed to the Registrar and Transfer Agent at:

[                ]

and with a copy to:

[                ]

Any notice to the Company or the Trustee shall be given as set forth in the Indenture.

(r) Any corporation into which an Agent may be merged or converted or any corporation with which such Agent may be consolidated or any corporation resulting from any merger, conversion or consolidation to which such Agent shall be a party or any corporation succeeding to the business of such Agent shall be the successor to such Agent hereunder (provided that such corporation shall be qualified as aforesaid) without the execution or filing of any document or any further act on the part of any of the parties hereto.

(s) Any amendment or supplement under Sections 7.01 and 7.02 of the Base Indenture that adversely affects an Agent shall not affect such Agent’s rights, powers, obligations, duties or immunities, unless such Agent has consented thereto.

(t) The agreement set forth in this letter shall be governed by the laws of the State of New York. The Company (i) agrees that any legal suit, action or proceeding against the Company arising out of or based upon the Indenture or the Securities may be instituted in any court of the State of New York or the United States located in the Borough of Manhattan, The City of New York (each a “New York Court”), (ii) waives, to the fullest extent it may effectively do so under applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding in any such New York Court or any immunity it may have or hereafter acquire (on the grounds of sovereignty or otherwise) from the jurisdiction of any such New York Court or from any legal process with respect to itself or its property and (iii) submits to the non-exclusive personal jurisdiction of any such New York Court in any such suit or proceeding.

(u) The Company agrees that the provisions of Sections 5.02(g), 5.02(h), 5.02(m), and 10.12 of the Base Indenture shall apply hereto.

(v) In compliance with Japanese tax laws and the practices of tax authorities in Japan, in respect of any interest payment on the Notes, the Paying Agent shall act in accordance with the procedures and forms set out in the “Global Tax Procedures—Tax Relief Procedure for Japan,” issued as Bulletin 140716/29 by the International Capital Market Services Association (as may be amended or supplemented from time to time by notice from such association or by any successor memorandum), intended to provide for the administration of the Special Taxation Measures Act, with such changes to the procedures and/or forms as may be agreed from time to time between the Company and the Paying Agent (the “ICMSA Procedures”). Except as otherwise provided in this letter, the Paying Agent shall be responsible only for performing such services as are specifically provided for in the ICMSA Procedures or such other procedures actually known by the Paying Agent, as applicable and as may be amended or modified and communicated to the Paying Agent from time to time. If any interest payment on the Notes is due to be made hereunder and if and so long as payments of interest (if any) by the Company to the Paying Agent may be made without deduction or withholding for or on account of Japanese tax only upon receipt of certifications, the Written Application for Tax Exemption, the Interest Recipient Information, notifications or other documentation in compliance with Japanese tax law requirements (“Tax Documentation”), the relevant Paying Agent at the direction of the Company shall (i) collect the required Tax Documentation from the Clearing Organization (or holders of the Notes, if definitive Notes representing the Notes have been issued); (ii) provide any required confirmations of information available to it; and (iii) promptly deliver such Tax Documentation so received to the Company for filing with the relevant Japanese district tax office. The Paying Agent may rely on the information provided in Tax Documentation (including where relevant, supporting documentation) in the absence of actual knowledge that such information is incorrect. Neither the Company nor the Paying Agent shall have any liability for any withholding of tax arising as a result of a late delivery of the required Tax Documentation or incorrectly completed Tax Documentation.

(w) If a holder of the Notes or the holder of a beneficial interest in the Notes satisfies the requirements for claiming an exemption from Japanese withholding tax after the date on which an amount in respect of such tax is withheld and before the date on which the tax is actually paid to the Japanese tax authorities, then the Company or the Paying Agent acting at the direction of the Company shall, to the extent reasonably practicable and to the extent not prohibited by Japanese tax law, repay the amount withheld (after deduction of reasonable costs, including amounts in respect of changes in foreign exchange rates) to the holder.

(x) The Paying Agent shall furnish forms of certifications to holders upon request, and shall use reasonable efforts to assist holders in claiming available exemptions, but shall not be liable for a holder’s failure to qualify for such an exemption. Based on the Tax Documentation received, the Paying Agent will make the appropriate calculations of interest payable after making the relevant deductions in accordance with Sections (u) through (v). The Paying Agent will remit all amounts of tax withheld under Sections (u) through (v) to or to the written order of the Company as soon as reasonably practicable in order to enable the Company to make the necessary payments to the relevant tax office in accordance with applicable laws and regulations. The Paying Agent shall retain copies of Tax Documentation for a period of five years from the date of receipt and shall make such documentation available for inspection by the Company and any relevant tax authorities in Japan upon written request given in reasonable notice from the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this letter to be duly executed as of the date first above written.

MIZUHO FINANCIAL GROUP, INC.

By:
Name: [ ]
Title: [ ]

Agreed and accepted:

[ ], as Paying Agent and Calculation Agent

By:
Name: [ ]
Title: [ ]

[ ] [ ] as Registrar and Transfer Agent

By:
Name: [ ]
Title: [ ]

Acknowledged:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name: [ ]
Title: [ ]

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